EXHIBIT 10.30

NEW FOCUS, INC.
REIMBURSEMENT AGREEMENT

This Reimbursement Agreement (the “Agreement”) is entered into effective as of October 1, 2002 (the “Effective Date”), by and between New Focus, Inc. (the “Company”), and Timothy Day (the “Employee”).

WHEREAS, Employee is a founder of the Company and has been employed with the Company since 1990 and is currently employed as the Company’s Vice President and Chief Technology Officer.

WHEREAS, the parties wish to set forth certain agreements related to the reimbursement of travel and certain other expenses incurred by Employee in connection with his employment as Vice President and Chief Technology Officer.

NOW THEREFORE, the parties hereto agree as follows:

1.    Reimbursement of Commuting Expenses.    For as long as Employee remains an employee of the Company and his principal residence is located outside of the San Francisco Bay Area, the Company shall reimburse Employee for reasonable business-related expenses, including travel costs from his primary residence to the Company and reasonable lodging expenses in the San Francisco Bay Area, after Employee’s submission of expense documentation in accordance with the Company’s guidelines to the Company in a timely manner. The Company agrees to use its best efforts to qualify such reimbursements as reimbursements for business expenses and not as compensation for tax purposes. To the extent that such reimbursements are taxable as income to Employee, the Company agrees to gross Employee’s compensation up to cover such taxes.

2.    At-Will Employment.    The Company and Employee agree that Employee’s employment with the Company is and shall continue to be “at-will” and may be terminated at any time with or without cause or notice by either the Company or Employee. No provision of this Agreement (including Section 1 hereof) shall be construed as conferring upon Employee a right to continue as an employee of the Company.

3.    Arbitration.    The parties agree that any and all disputes arising out of the terms of this Agreement, and their interpretation shall be subject to binding arbitration in Santa Clara County before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes or the California Code of Civil Procedure. Prior to initiating arbitration, the parties agree to mediate any dispute. The parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys’ fees and costs. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY.

4.    Representations.    Employee represents that he has had the opportunity to consult with an attorney and a tax advisor regarding the consequences of this Agreement, including the federal, state and local tax consequences, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents which are not specifically set forth in this Agreement. Employee understands that, except as set forth herein, Employee (and not the Company) shall be responsible for Employee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

5.    Severability.    In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

6.    Entire Agreement.    This Agreement represents the entire agreement and understanding between the Company and Employee with regard to Employee’s expenses, and supersedes and replaces any and all prior agreements and understandings concerning reimbursement of his expenses.

7.    Assignment.    This Agreement and all rights under this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. This Agreement is personal in nature, and may not be transferred or assigned by Employee.

8.    No Oral Modification.    This Agreement may only be amended in writing signed by the parties hereto.

9.    Governing Law.    This Agreement shall be construed, interpreted governed and enforced in accordance with the laws of the State of California, without regard to the choice of law principles.

10.    Counterparts.    This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the day and year first above written.

EMPLOYEE	NEW FOCUS, INC.

/s/ TIMOTHY DAY	/s/ NICOLA PIGNATI
Timothy Day, Vice President and Chief Technology Officer	Nicola Pignati, President and Chief Executive Officer